UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Soliciting Material Pursuant to §240.14a-12

XPLORE TECHNOLOGIES CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XPLORE TECHNOLOGIES CORP.

14000 Summit Drive, Suite 900

Austin, Texas 78728

Telephone: (512) 485-2017

Facsimile: (512) 249-5630

January 30, 2015

Dear Xplore Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Xplore Technologies Corp., a Delaware corporation, to be held at our executive offices, 14000 Summit Drive, Suite 900, Austin, Texas 78728, on Thursday, March 12, 2015, at 9:00 a.m., local time.

The principal business of the Annual Meeting will be to (i) elect to the Board of Directors the six nominees named in this proxy statement; (ii) ratify the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015; (iii) approve an amendment to our 2009 Employee Stock Purchase Plan to increase the maximum number of shares of our common stock issuable under that plan from Thirty-Two Thousand Five Hundred (32,500) to Fifty-Two Thousand Five Hundred (52,500) and (iv) transact such other business as may properly come before the meeting and at any adjournment thereof.

Along with the attached proxy statement, we have enclosed a copy of our 2014 Annual Report to Stockholders, which includes our audited financial statements as of and for the fiscal year ended March 31, 2014.

Whether or not you plan to attend the Annual Meeting, it is still important that your shares be represented. Please submit a proxy to vote your shares in one of three ways: via Internet, telephone or mail. If you choose to submit your proxy by mail, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Very truly yours,

Michael J. Rapisand
Corporate Secretary and Chief Financial Officer

XPLORE TECHNOLOGIES CORP.

14000 Summit Drive, Suite 900

Austin, Texas 78728

Telephone: (512) 485-2017

Facsimile: (512) 249-5630

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 12, 2015

Dear Xplore Stockholders:

The 2014 Annual Meeting of Stockholders of Xplore Technologies Corp., a Delaware corporation (the “Company” or “Xplore”), will be held on Thursday, March 12, 2015, at 9:00 a.m., local time, at 14000 Summit Drive, Suite 900, Austin, Texas 78728.

The principal business of the Annual Meeting will be to (i) elect to the Board of Directors the six nominees named in this proxy statement; (ii) ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015, (iii) approve an amendment to our 2009 Employee Stock Purchase Plan to increase the maximum number of shares of our common stock issuable under that plan from Thirty-Two Thousand Five Hundred (32,500) to Fifty-Two Thousand Five Hundred (52,500); and (iv) transact such other business as may properly come before the meeting and at any adjournment thereof.

Stockholders of record at the close of business on January 12, 2015, the record date for the Annual Meeting, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting. Stockholders of record of the Company’s common stock may vote their shares by proxy, whether or not they plan to attend the Annual Meeting, via Internet, telephone or mail. This proxy is being solicited by the Board of Directors of the Company.

By Order of the Board of Directors,

Michael J. Rapisand Corporate Secretary and Chief Financial Officer

Austin, Texas

January 30, 2015

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES IN ONE OF THREE WAYS: VIA INTERNET, PHONE OR MAIL. IF YOU CHOOSE TO SUBMIT YOUR PROXY BY MAIL, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS FOR YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY VIA INTERNET, PHONE OR MAIL.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MARCH 12, 2015.

Our proxy statement and Annual Report to Stockholders, which are enclosed with this mailing, are also available at www.proxyvote.com.

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XPLORE TECHNOLOGIES CORP.

14000 Summit Drive, Suite 900

Austin, Texas 78728

Telephone: (512) 485-2017

Facsimile: (512) 249-5630

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Xplore Technologies Corp. (“we”, “us”, “Xplore”, or the “Company”) for use at the 2014 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, to be held at our executive offices, 14000 Summit Drive, Suite 900, Austin, Texas 78728, on Thursday, March 12, 2015, at 9:00 a.m., local time, and any adjournment thereof. The matters to be considered and acted upon at the Annual Meeting are set forth in the attached Notice of Annual Meeting. This proxy statement, the Notice of Annual Meeting and the form of proxy are first being made available to stockholders on or about January 30, 2015.

Record Date

Our board of directors has fixed January 12, 2015 as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the Annual Meeting, which we refer to as the Record Date. Each stockholder is entitled to one vote for each share of our common stock held as of the close of business on the Record Date. We will make available an alphabetical list of stockholders entitled to vote at the Annual Meeting, for examination by any stockholder during ordinary business hours, at our executive offices, from January 30, 2015 until the Annual Meeting.

Quorum and Required Vote

As of the close of business on the Record Date, there were 8,479,254 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of common stock has the right to one vote on each matter that properly comes before the Annual Meeting. The presence, in person or by proxy, of the holders of record of capital stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum.

Election of Directors. Directors are elected by a plurality of the affirmative votes cast by those holders present and entitled to vote at the Annual Meeting. All six directors are to be elected by the holders of our common stock, voting together as a single class. Abstentions and broker non-votes will not be counted as having been voted in favor of a nominee. Stockholders may not cumulate votes in the election of directors.

Ratification of Independent Public Accounting Firm. The affirmative vote of the holders representing a majority of the outstanding shares of our common stock present and entitled to vote at the Annual Meeting, voting together as a single class, is required to ratify the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

Amendment to 2009 Employee Stock Purchase Plan and Other Proposals. The affirmative vote of the holders of a majority of the votes represented by outstanding shares of our common stock present and entitled to vote at the Annual Meeting, voting together as a single class, is required to approve the amendment to our 2009 Employee Stock Purchase Plan and would be required to approve such other proposals that may properly come before the Annual Meeting.

Delivery of Notice of Internet Availability

In accordance with the rules adopted by the Securities and Exchange Commission, or SEC, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice of Internet Availability.  The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this proxy statement and our 2014 Annual Report to Stockholders, at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically.  If you would like to receive a paper or email copy of our proxy materials either for the Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability sent to you.

Many of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name.  If you hold your shares in street name, the Notice of Internet Availability or a printed set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.  If your shares are registered directly in your name, we have sent the Notice of Internet Availability or a printed set of the proxy materials, together with a proxy card, to you directly.

Abstentions and Broker “Non-Votes”

Stockholders and brokers returning proxies or attending the meeting who abstain from voting will count towards determining a quorum. However, such abstentions will have no effect on the outcome of the election of directors, but will have the same effect as a vote against any other matter. Broker non-votes (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) will be treated as present for purposes of a quorum. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Consequently, broker non-votes will have no effect on the votes required to elect directors or to approve any other matter.

Appointment of Proxies

Stockholders who are unable to attend the meeting and vote in person may still vote by appointing a proxyholder. The persons specified in the enclosed form of proxy are officers of Xplore. A stockholder has the right to appoint a person, who need not be a stockholder, to represent such stockholder at the meeting (or any adjournment thereof) other than the persons specified in the enclosed form of proxy. Such right may be exercised by striking out the persons named as proxies and designating another person. For stockholders who wish to appoint a different proxyholder, the completed form of proxy must be mailed in the enclosed envelope and received at the address on the proxy envelope no later than March 5, 2015.

Inquiries regarding proxy forms can be made to our proxy representative, Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Voting by Proxy

Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares via Internet, telephone or mail as more fully described below:

●	By Internet: Go to www.proxyvote.com and follow the instructions. You will need your proxy card or Notice of Internet Availability to submit your proxy.

●	By Telephone: Call 1-800-690-6903 and follow the voice prompts. You will need your proxy card or Notice of Internet Availability to submit your proxy.

●	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

If you vote via the Internet or by telephone, your electronic vote authorizes the persons designated on the enclosed form of proxy in the same manner as if you signed, dated and returned your proxy card. If you vote by Internet or by telephone, do not return your proxy card.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting also will be offered to stockholders owning shares through most banks and brokers.

The named proxies will vote the shares in respect of which they are appointed proxy in accordance with the instructions of the stockholder as indicated on the proxy. If the stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In absence of any such instructions, shares represented by such proxies will be voted at the Annual Meeting in accordance with the recommendations of the board of directors as follows:

“FOR”:

●	Proposal No. 1—Election of the nominees for director named in this proxy statement,

●	Proposal No. 2—Ratification of the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015, and

●

Proposal No. 3—Approval of an amendment to our 2009 Employee Stock Purchase Plan to increase the maximum number of shares of our common stock issuable under that plan from Thirty-Two Thousand Five Hundred (32,500) to Fifty-Two Thousand Five Hundred (52,500).

If any other matters are properly presented at the Annual Meeting, the persons named in the form of proxy will be entitled to vote on those matters for you. As of the date of this proxy statement, we are not aware of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

If you are a registered holder of common stock who has given a proxy, you may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy and delivering a properly executed proxy card bearing a later date to Xplore’s Corporate Secretary at 14000 Summit Drive, Suite 900, Austin, Texas 78728; by submitting a proxy bearing a later date via Internet or telephone; or by attending the Annual Meeting, revoking the previously-granted proxy and voting in person. Attending the Annual Meeting will not automatically revoke your proxy. If you are a non-registered stockholder who wishes to revoke a voting instruction form, you should contact your broker, trustee or nominee for instructions.

In order to be effective, all revocations or a later-filed proxy must be delivered to us at the address listed above or submitted via Internet or telephone not later than March 6, 2015, 5:00 p.m., local time. All valid unrevoked proxies will be voted at the Annual Meeting and any adjournments thereof.

Cost of Proxy Solicitation

We will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in making solicitation material regarding the Annual Meeting available to beneficial owners of our common and preferred stock. The solicitation of proxies may be supplemented by our officers and other employees (at no additional compensation) by personal contact, by telephone, by facsimile or by electronic communication.

Dissenters’ Rights

Under Delaware law, our stockholders are not entitled to dissenters’ rights with respect to any matters to be voted on with respect to this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Action will be taken at the Annual Meeting for the election of six directors, to be elected by the holders of our common stock, voting together as a single class.

The persons named in the enclosed proxy card will vote to elect each of the nominees as a director, unless the proxy is marked otherwise. Each of the nominees is currently a director. Each nominee has indicated a willingness to serve as a director, if elected. If any nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

No director, or associate of any director, is a party adverse to us or any of our subsidiaries in any material legal proceeding or has any material interest adverse to us or any of our subsidiaries in any such proceeding. No director is related by blood, marriage or adoption to any other director or executive officer.

Information Regarding Nominees to the Board of Directors

The following table provides certain information as to each nominee to our board of directors as of the Record Date:

Name	Age	Positions with our Company
Philip S. Sassower	75	Chief Executive Officer and Chairman of the Board of Directors
Andrea Goren	47	Director
F. Ben Irwin	55	Director
Thomas F. Leonardis	71	Director
Kent A. Misemer	65	Director
Brian E. Usher-Jones	69	Director

All directors are elected annually to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Philip S. Sassower has served as our Chief Executive Officer since February 2006 and has served as a member of our board of directors since December 2004. Mr. Sassower is the Chief Executive Officer of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003. Mr. Sassower has also been Chief Executive Officer of Phoenix Enterprises LLC, a private equity firm, and has served in that capacity since 1996. From January 10, 2008 to January 7, 2010, Mr. Sassower served as a director of The Fairchild Corporation, a motorcycle accessories and aerospace parts and services company, and from May 13, 2008 to January 7, 2010, Mr. Sassower served as Chairman of the Board and Acting Chief Executive Officer of The Fairchild Corporation. On March 18, 2009, The Fairchild Corporation and 61 subsidiaries filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware. On August 5, 2010, Mr. Sassower became Chairman of the Board and Chief Executive Officer of Communication Intelligence Corporation (OTCQB: CICI), an electronic signature solutions and biometric signature verification company. Mr. Sassower is co-manager of the managing member of Phoenix Venture Fund LLC, our principal stockholder, which we refer to in this report as Phoenix. Mr. Sassower’s qualifications to serve on our board of directors include more than 40 years of business and investment experience and his extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing new business strategies.

Andrea Goren has served as a member of our board of directors since December 2004. Mr. Goren is a Managing Director of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003. In December 2010, Mr. Goren was appointed as Chief Financial Officer of Communication Intelligence Corporation (OTCQB: CICI). Mr. Goren has also served as a director of Communication Intelligence Corporation since August 5, 2010. From January 2008 to January 2010, Mr. Goren served as a director of The Fairchild Corporation. Mr. Goren is co-manager of the managing member of Phoenix, our principal stockholder. Mr. Goren’s qualifications to serve on our board of directors include his experience and knowledge acquired in more than 15 years of private equity investing and his extensive experience working with management teams and boards of directors.

F. Ben Irwin has served as a member of our board of directors since May 2009. Mr. Irwin has been President and Owner of Rejen Inc, a manufacturer and dealer of printing supplies, since September 2005. Prior to joining Rejen, Mr. Irwin served as Senior Vice President of Engineering of Itronix Corp., which became General Dynamics Itronix, a designer and manufacturer of rugged laptop and handheld computing products, from July 2000 to February 2005. Mr. Irwin’s qualifications to serve on our board of directors include his industry experience and knowledge acquired while he was with Itronix Corp.

Thomas F. Leonardis has served as a member of our board of directors since June 2005. Mr. Leonardis has been Chief Executive Officer and Chairman of the Board of Ember Industries, Inc., a contract electronics manufacturer, since November 2001. Mr. Leonardis served as a director of DataMetrics Corporation, a designer and manufacturer of rugged electronic products, from November 2001 to March 2008. Mr. Leonardis’ qualifications to serve on our board of directors include his industry experience and knowledge acquired during the nine years he has served at Ember Industries, Inc. and while serving as a director of DataMetrics Corporation.

Kent Misemer has served as a member of our board of directors since November 2011. Mr. Misemer has been self-employed as a consultant and investor since 2009. From 2003 through 2009, Mr. Misemer was the Chief Executive Officer and President of Liberty Propane, LLC, a portfolio company of Sterling Capital Partners, an independent retail propane company, which was sold in December 2009. Previously, Mr. Misemer was the President and Chief Executive Officer of Propane Continental. In addition to being a co-founder of Liberty Propane, Mr. Misemer was also involved in the creation of Propane Continental and Tri-Power Fuels, Inc. Mr. Misemer formerly served as a director and member of the audit committee of Cornerstone Records Management, LLC, a private data storage and offsite data management company, until October 2013, when the company was sold. Mr. Misemer formerly served as a director of Pro-Tech Industries, Inc. (OTCQB: PTCK), a regional leader in design/build services for the Fire Life Safety, alarm/detection, electrical and voice/data communications infrastructure segments through January 2012. Mr. Misemer’s qualifications to serve on our board of directors include his over 30 years of executive management experience in the propane industry supply chain, as well as other industries.

Brian E. Usher-Jones has served as a member of our board of directors since 1996. Since 1992, Mr. Usher-Jones has been self-employed as a merchant banker. Mr. Usher-Jones has been a director of Shoal Point Energy, Ltd., an oil and gas exploration company, since March 2014. Mr. Usher-Jones resigned as a director of Newlook Industries Corp., a technology investment company, and Wireless Age Communications Inc., a solutions provider for waste and energy efficient products, in February 2013. Mr. Usher-Jones served as our Treasurer and Interim Chief Financial Officer from August 1996 to November 1997 and again from August 2001 to December 2001. Mr. Usher-Jones’ qualifications to serve on our board of directors include his certification as a Chartered Accountant, his service as our Treasurer and Interim Chief Financial Officer and his significant executive-level and financial management experience at private and public companies.

Information Regarding Our Non-Director Executive Officers

The following table provides information regarding our non-director executive officers as of the Record Date:

Name	Age	Positions with our Company
Mark Holleran	56	President and Chief Operating Officer
Michael J. Rapisand	55	Chief Financial Officer and Corporate Secretary
Bryan J. Bell	54	Vice President of Engineering
Michael W. Zimmerman	55	Vice President of Global Operations
Randy W. Denny	54	Vice President of Sales, Americas
John B. Costello	45	Vice President of Marketing

Mark Holleran has served as our President and Chief Operating Officer since February 2006. Mr. Holleran served as our Vice President of Sales from April 2003 to February 2006.

Michael J. Rapisand has served as our Chief Financial Officer and Corporate Secretary since August 2004.

Bryan J. Bell became our Vice President of Engineering in May 2008. Prior to joining us, Mr. Bell was Vice President of Operations at Sirific Wireless, a developer of solutions for 3.5G multi-mode, multi-band mobile cellular and broadband data for notebook computers, beginning in February 2003.

Michael W. Zimmerman became our Vice President of Global Operations in October 2013. Prior to joining us, Mr. Zimmerman was Vice President of Operations at Getac, Inc., a manufacturer of ruggedized notebooks tablets and handheld devices, from April 2009 to May 2013. Prior to joining Getac, Mr. Zimmerman was a self-employed management consultant, primarily providing executive level services to domestic and international customers in operations and services of personal computers, beginning in 2007. Mr. Zimmerman was Senior Vice President Customer Care and Quality Assurance at Gateway Computers, Inc., from May 2001 to December 2006, where he managed the worldwide operations and services across all business units.

Randy W. Denny became our Vice President of Sales, Americas in November 2013. Prior to joining us, Mr. Denny was Vice President of Sales and Marketing for Pearson Packaging Systems, a supplier of case and carton packaging systems, from August 2010 to August 2013. Prior to joining Pearson Packaging Systems, Mr. Denny was Director of Commercial Sales for Getac, Inc., a manufacturer of ruggedized notebooks tablets and handheld devices, from February 2010 to August 2010. Prior to joining Getac, Mr. Denny was President of RWD Investments, LLC, a personally funded investment company, beginning in 2008. Prior to founding his own investment company, Mr. Denny was Vice President of Commercial Sales at General Dynamics Itronix, a leading manufacturer of rugged notebooks, tablets, and handheld computers, from February 1996 to August 2008.

John B. Costello became our Vice President of Marketing in March 2014. Prior to joining us, Mr. Costello was Chief Executive Officer of Simpson Digital, a company managing the digital assets of various celebrities, from June 2011 to March 2013. Prior to joining Simpson Digital, Mr. Costello was Senior Vice President, Digital of Guthy-Renker, a direct marketing company, from September 2009 to June 2011. Prior to joining Guthy-Renker, Mr. Costello was General Manager, Direct Business Unit and Vice President of Marketing for Acer Inc., formerly Gateway, Inc., a manufacturer of personal computers, beginning in 2006.

There are no family relationships between any of our directors or executive officers. None of our officers or directors has any arrangement or understanding with any other person pursuant to which such officer or director was selected to serve as officer or director.

Vote Required

The affirmative vote of a plurality of the votes cast by those holders present at the Annual Meeting in person or represented by proxy is required to elect the director nominees. The enclosed proxy allows you to vote for the election of the nominees listed, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

If you do not vote for a nominee, your vote will not count either for or against the nominee. Also, if your broker does not vote on any of the nominees, it will have no effect on the election.

Recommendation

Our board of directors recommends a vote “FOR” the election of each nominee listed above to the board of directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors, upon the recommendation of our audit committee, has selected PMB Helin Donovan, LLP, located in Austin, Texas, to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2015. Our board of directors has determined that the selection of PMB Helin Donovan, LLP should be submitted to the stockholders for ratification. PMB Helin Donovan, LLP has served as our independent registered public accounting firm since December 7, 2007. Our audit committee authorized and approved the engagement of PMB Helin Donovan LLP. A representative of PMB Helin Donovan, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Principal Accountant Fees and Services

Principal Accountant Fees

Fee Category	Fiscal Year 2014	% of Total	Fiscal Year 2013	% of Total
Audit Fees(1)	$112,289	98%	$186,284	98%
Audit-Related Fees(2)	—		—
Tax Fees(3)	$2,000	2%	$3,000	2%
All Other Fees	—		—
Total Fees	$114,289	100%	$189,284	100%

(1)

Audit Fees consist of amounts for professional services performed for the audit of our annual financial statements and review of quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements. PMB Helin Donovan are our current auditors and performed the audits of our annual consolidated financial statements for both of the years ended March 31, 2014 and 2013 for fees of $112,289 and $109,187, respectively, including $73,995 in the year ended March 31, 2013 for attestation services, including a comfort letter, related to the registration statement on the Form S-1 we filed in connection with the public offering of our common stock in that year.

(2)

We paid no fees to PMB Helin Donovan for assurance and related services reasonably related to the performance of the audit or review of our quarterly consolidated financial statements, other than Audit Fees, during the two years ended March 31, 2014.

(3)	Includes fees incurred for income tax compliance.

Pre-Approval Policy

Consistent with SEC and PCAOB requirements regarding auditor independence, our audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During the year, if it becomes necessary to engage the independent registered public accounting firm for services, our audit committee requires specific pre-approval before engaging the independent registered public accounting firm. In accordance with that policy, our audit committee may delegate to one of its members the approval of such services. In such cases, the items approved will be reported to the audit committee at its next scheduled meeting following such pre-approval. All of the audit and tax fees we paid to PMB Helin Donovan for fiscal years 2014 and 2013 were approved by our audit committee.

Vote Required

The affirmative vote of holders representing a majority of the outstanding shares of our common stock present in person or by proxy at the Annual Meeting, voting together as a single class, is required to ratify the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

Recommendation

Our board of directors recommends that stockholders vote “FOR” the ratification of the appointment of PMB Helin Donovan, LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2015.

PROPOSAL 3

APPROVAL OF AMENDMENT TO 2009 EMPLOYEE STOCK PURCHASE PLAN

On November 5, 2008, our board of directors approved our 2009 Employee Stock Purchase Plan, which we call the ESPP, subject to the approval of our stockholders. On November 4, 2009, our stockholders approved the ESPP pursuant to a consent solicitation in lieu of a special meeting of stockholders. Pursuant to Proposal 3, we are asking you to approve an amendment to the ESPP to increase the shares of our common stock that may be issued under the ESPP from 32,500 to 52,500, which we refer to as the ESPP Amendment.

The ESPP allows our employees to purchase shares of our common stock at a discount of 5% through payroll deductions. The ESPP was established to promote our interests by providing our eligible employees with an opportunity to acquire a proprietary interest in us by purchasing stock from us at a discount and to pay for such purchases through payroll deductions. The ESPP is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code.

As of the Record Date, there were approximately 2,837 shares of our common stock available for issuance under the ESPP, taking into consideration 29,663 shares of our common stock that have been issued under the ESPP. We believe that the number of shares of our common stock available for issuance pursuant to the ESPP may be insufficient for estimated issuances of our common stock in our fiscal 2015, based upon employee payroll deductions to date. On January 6, 2015, our board of directors approved the ESPP Amendment, subject to stockholder approval. The ESPP Amendment provides an additional 20,000 shares of our common stock that may be issued under the ESPP, which we believe will be sufficient for projected issuances in our fiscal 2015 and fiscal 2016. The board of directors believes that the ESPP Amendment is in our best interests and recommends its approval by our stockholders.

ESPP Amendment

If the ESPP Amendment is approved at the Annual Meeting, the second sentence of Section III (A) of the ESPP would be amended to read in its entirety as follows:

“The number of shares of Common Stock reserved for issuance over the term of the Plan shall be 52,500 shares.”

Description of ESPP

A general description of the principal terms of the ESPP is set forth below. However, this summary does not purport to be a complete description of all of the provisions of the ESPP. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to our Corporate Secretary at 14000 Summit Drive, Suite 900, Austin, Texas 78728.

Administration

A committee of two or more directors appointed by our board of directors acts as the administrator of the ESPP, or Plan Administrator, and has the authority to interpret and resolve any ambiguities in the terms of the ESPP and to adopt such rules and regulations for administration of the ESPP as it determines are necessary or appropriate in order to comply with the requirements of Internal Revenue Code Section 423. The Plan Administrator has the right to delegate responsibility for administering or interpreting the ESPP to a sub-committee, person or group of persons, whose member need not be members of our board of directors. Decisions of the Plan Administrator are final and binding on all parties having an interest in the ESPP.

Number of Shares

If the ESPP Amendment is approved, a total of 52,500 shares of our common stock will be reserved for issuance over the term of the ESPP. The shares reserved for issuance under the ESPP will be proportionately adjusted upon the occurrence of certain events, such as a stock dividend, stock split, merger, consolidation or other event requiring adjustment, as set forth in the ESPP.

Eligibility; Price of Shares

Each employee — including executive officers — who has been employed prior to the start date of the offering period, who customarily is scheduled to work more than twenty hours per week and whose customary employment is for more than five (5) months in any calendar year may become a participant in the ESPP by executing and filing enrollment forms with the Plan Administrator prior to the start date of the offering period. There are approximately 44 employees currently eligible to participate in the ESPP. An employee may not participate in the ESPP if, immediately after electing to purchase stock, the employee would own shares of our stock (including stock the employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of our stock. In addition, an employee may not purchase stock with a fair market value in excess of $25,000 in any calendar year.

Under the ESPP, each offering period will be of such duration (not to exceed twenty-seven (27) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods other than the initial offering period will commence at annual intervals on a date determined by the Plan Administrator each year over the term of the ESPP. The initial offering period commenced on January 1, 2009 and terminated on March 31, 2010. The offering period for our fiscal 2014 began on April 1, 2013 and terminated on March 31, 2014. At the end of each calendar quarter during an offering period, which we refer to as a Purchase Date, we apply the amount contributed by the participant during that period to the purchase of shares of our common stock. The purchase price is equal to 95% of the market price of our common stock on the start date of the offering period. The purchase price for our fiscal 2014 was $3.686. The purchase price for our fiscal 2015 is $6.0325. The payroll deduction authorized by the eligible employee for purposes of acquiring shares of our common stock during an offering period may be any multiple of one percent (1%) of the eligible employee’s cash earnings (as defined in the ESPP), during each offering period, up to a maximum of twenty percent (20%). The number of shares of our common stock purchasable by a participant on each Purchase Date for the particular offering period in which he or she is enrolled will be the number of whole shares obtained by dividing the amount collected from the participant through payroll deductions during the offering period ending with that Purchase Date (or, to the extent applicable, his or her lump sum contribution for that offering period) by the purchase price in effect for the participant for that Purchase Date. The Plan Administrator will have the discretionary authority, exercisable prior to the start of any offering period under the ESPP, to set limitations on the number of shares purchasable by each participant and in total by all participants on any Purchase Date for that offering period. While the purpose of the ESPP is to encourage employees to increase their ownership of our common stock, there is no required period of time to hold shares, and employees may sell their shares immediately after the purchase.

Withdrawal from the ESPP; Termination of Employment

Participants may prospectively withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions will be collected from the participant with respect to that offering period.  Any payroll deductions collected during the offering period in which such withdrawal occurs will be held for the purchase of shares on the Purchase Date for that offering period. A participant’s withdrawal from a particular offering period is irrevocable and the participant cannot participate in future offering periods unless he or she re-enrolls pursuant to the ESPP’s guidelines.

Should a participant cease to remain an eligible employee for any reason (including death, disability or change in status as an eligible employee) while his or her purchase right remains outstanding, then that purchase right will be automatically exercised on the Purchase Date for the offering period in which the participant ceased to be an eligible employee. No payroll deductions will be permitted on behalf of a participant who has ceased to be an eligible employee.

Amendment and Termination

Our board of directors may alter, amend, suspend or terminate the ESPP at any time to become effective immediately following the close of any offering period. However, the ESPP may be amended or terminated immediately upon action by our board of directors, if and to the extent necessary to assure that we will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of our common stock offered for purchase under the ESPP, should the financial accounting rules applicable to the ESPP at January 1, 2009 be subsequently revised so as to require us to recognize compensation expense in the absence of such amendment or termination.

In no event may our board of directors effect any of the following amendments or revisions to the ESPP without the approval of our stockholders: (i) increase the number of shares of our common stock issuable under the ESPP, except for permissible adjustments in the event of certain changes in our capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of our common stock purchasable under the ESPP, or (iii) modify the eligibility requirements for participation in the ESPP.

Unless sooner terminated by our board of directors, the ESPP will terminate upon the earliest of (i) the last business day in December 2018, (ii) the date on which all shares available for issuance under the ESPP will have been sold pursuant to purchase rights exercised under the ESPP, or (iii) the date on which all purchase rights are exercised in connection with a change in control (as defined in the ESPP). No further purchase rights will be granted or exercised, and no further payroll deductions will be collected, under the ESPP following such termination.

Effect of Certain Corporate Events

Should any change be made to our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or similar change affecting our outstanding common stock as a class without our receipt of consideration, the Plan Administrator will make appropriate adjustments to the number and class of shares available under the ESPP, the number and class of shares available for purchase by any participant and the total purchasable by all participants on any one Purchase Date and the number and class of shares and price per share in effect under each outstanding purchase right.

Each outstanding purchase right will automatically be exercised, immediately prior to the effective date of any change in control (as defined in the ESPP), by applying the payroll deductions of each participant for the offering period in which such change in control occurs to the purchase of whole shares of our common stock at a purchase price per share equal to ninety-five percent (95%) of the lower of (i) the fair market value (as defined in the ESPP) per share of our common stock on the start date of the offering period in which such individual is enrolled at the time of such change in control or (ii) the fair market value per share of our common stock immediately prior to the effective date of such change in control. However, the applicable limitation on the number of shares of our common stock purchasable by any participant will continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of our common stock purchasable in total by all participants on any one Purchase Date.

We will, to the extent practicable, provide at least ten (10) days’ prior written notice to the participants of the occurrence of any change in control (as defined in the ESPP), and participants will, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the change in control.

Federal Income Tax Considerations

The following summary of the effect of U.S. federal income taxation upon the participants and us with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP and the right of participants to make purchases thereunder are intended to qualify under the provisions of Internal Revenue Code Section 423. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESSP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon his or her holding period. If the shares are sold or otherwise disposed of more than two years following the first day of the applicable offering period and one year following the applicable Purchase Date, the participant will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) the excess of the fair market value of the shares on the first day of the applicable offering period over the purchase price. Any additional gain would be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition would be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for shares purchased by participants under the ESPP except to the extent of ordinary income recognized by participants upon a sale or disposition of shares.

Equity Compensation Plan Information

The following table sets out information with respect to compensation plans under which our equity securities were authorized for issuance as of March 31, 2014.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,366,562	$6.55	289,929
Equity compensation plans not approved by security holders	N/A	N/A	—
Total	1,366,562	$6.55	289,929

The following table shows as to each of the named executive officers, as to all executive officers as a group, as to all directors who are not executive officers as a group and as to all other employees as a group, as of the Record Date, the aggregate dollar value of payroll deductions in our fiscal 2015 through the Record Date and the number of shares of our common stock purchased in our fiscal 2015 through the Record Date at the offering price. Approximately 35% of our employees elected to participate in the ESPP during the fiscal 2015 offering period. The level of future participation is uncertain and cannot be currently estimated.

NEW PLAN BENEFITS

2009 Employee Stock Purchase Plan

Name and Position	Dollar Value ($)	Number of Units
Philip S. Sassower—Chief Executive Officer	—	—
Mark Holleran—President and Chief Operating Officer	$10,320	1,538
Michael J. Rapisand—Chief Financial Officer	$3,986	594
Bryan J. Bell - Vice President of Engineering	$4,402	656
Executive Group	$23,894	3,561
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	$44,635	6,652

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present at the meeting and entitled to vote, voting together as a single class, whether in person or by proxy, is required to approve the ESPP Amendment.

Recommendation

Our board of directors recommends that stockholders vote “FOR” the approval of the ESPP Amendment.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of F. Ben Irwin, Thomas F. Leonardis, Kent Misemer and Brian Usher-Jones, are “independent directors” as defined under current NASDAQ Stock Market Rules.

Board Meetings and Attendance

Our board of directors met five times and took action by unanimous written consent three times during our 2014 fiscal year. During fiscal year 2014, each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which he then served. We do not have a policy with regard to board members’ attendance at our annual meetings. Philip S. Sassower, our Chairman of the Board and Chief Executive Officer, attended our last annual meeting of stockholders.

Board Committees

Our board has four standing committees—audit, compensation, nomination and corporate governance and executive.

Audit Committee

The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting and disclosure controls and procedures;

●	discussing our risk management policies;

●	meeting independently with our independent registered public accounting firm and management;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the audit committee report required by SEC rules, which is included below in this proxy statement.

The current members of our audit committee are Brian Usher-Jones, Thomas F. Leonardis and Kent A. Misemer. Our board of directors has determined that Brian Usher-Jones meets the criteria of an “audit committee financial expert” as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Mr. Usher-Jones is an independent director as defined under the current listing standards of NASDAQ. Mr. Usher-Jones’ background and experience include being a chartered accountant and the former Chief Financial Officer of Nesbitt, Thomson and Company and our former Interim Chief Financial Officer. Our audit committee met four times during our 2014 fiscal year. The audit committee’s amended and restated charter is posted on our web site at http://www.xploretech.com.

Compensation Committee

The compensation committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, considering the most recent “say-on-pay” vote by our stockholders;

●	determining the compensation of our Chief Executive Officer and our President and Chief Operating Officer, considering the most recent “say-on-pay” vote by our stockholders;

●	making recommendations to the board of directors with respect to the compensation of our other executive officers, considering the most recent “say-on-pay” vote by our stockholders;

●	reviewing and making recommendations to our board of directors regarding our incentive plans;

●

reviewing and making recommendations to our board of directors regarding any employment agreements and any severance arrangement or plans for our executive officers, including the ability to adopt, amend and terminate such arrangements or plans;

●

reviewing our incentive compensation arrangements and determining whether those arrangements encourage excessive risk-taking, reviewing the relationship between our risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate such risks; and

●	reviewing and making recommendations to our board of directors regarding the frequency with which we will conduct “say-on-pay” votes by our stockholders;

●	reviewing director compensation and recommending any changes to our board of directors;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included below in this proxy statement; and

●	preparing the compensation committee report required by SEC rules, which is included below in this proxy statement.

In carrying out its responsibilities, our compensation committee regularly consults with our executive officers.

The current members of our compensation committee are Thomas F. Leonardis, Kent A. Misemer and Brian Usher-Jones. Mr. Leonardis acts as the chair of our compensation committee. Our compensation committee did not meet formally as a committee during our 2014 fiscal year; however, compensation matters were discussed at meetings of the full board of directors, and the full board of directors, with the members of the compensation committee participating, took action regarding compensation matters, including by unanimous written consent. The compensation committee’s charter is posted on our web site at http://www.xploretech.com.

Nomination and Corporate Governance Committee

The corporate nomination and corporate governance committee’s responsibilities include:

●	to make recommendations to the board of directors from time to time as to changes that the committee believes to be desirable to the size of the board of directors or any committee thereof;

●

to identify individuals believed to be qualified to become members of the board of directors, and to select, or recommend to the board of directors, the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders;

●

to identify members of the board of directors qualified to fill vacancies on any committee of the board of directors and to recommend that the board of directors appoint the identified members to the respective committee;

●

to develop and review periodically any corporate governance guidelines adopted by the board of directors to assures that they are appropriate for us and comply with the required by the listing standards, rules or regulations of NASDAQ or the SEC;

●

to assist maintain, review and recommend to the board of directors any necessary amendments to our code of ethics for directors, officers and employees and related policies and procedures regarding compliance with applicable listing standards, rules and regulations;

●	to assist management in preparation of the disclosure in our annual proxy statement regarding the operations of the committee;

●	to report to the board of directors on a regular basis, and not less than once a year; and

●

to perform any other duties or responsibilities expressly delegated to the committee by the board of directors from time to time relating to the nomination of members of the board of directors and its committees.

The current members of our nomination and corporate governance committee are F. Ben Irwin and Kent A. Misemer. Our corporate governance committee did not formally meet during our 2014 fiscal year; however, corporate governance matters were discussed at meetings of the full board of directors. The nomination and corporate governance committee charter is posted on our web site at http://www.xploretech.com.

Executive Committee

Our executive committee’s function is to assist our management, as needed, on operational day-to-day activities. The members of our executive committee are Philip S. Sassower and Andrea Goren. Our executive committee did not meet formally as a committee during our 2014 fiscal year; however, management met regularly and held discussions with members of our executive committee throughout the 2014 fiscal year.

Director Nomination Process

The process followed by our corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board of directors.

The corporate governance committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the board of directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the board of directors. Although the corporate governance committee will consider diversity, including diversity of experience, education, geographic location and point of view, in identifying candidates for director, the committee has not adopted a diversity policy for board composition.

While the corporate governance committee has no formal policy with respect to the consideration of nominees recommended by stockholders, the committee will consider qualified nominees recommended by stockholders.

Audit Committee Report

The audit committee reviewed our audited financial statements for the fiscal year ended March 31, 2014 and discussed them with our management and registered public accounting firm.

The audit committee has also discussed with our registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from our registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with our registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2014.

By the Audit Committee of the Board of Directors

BRIAN USHER-JONES, CHAIRMAN

THOMAS F. LEONARDIS

KENT A. MISEMER

Leadership Structure of Our Board of Directors

Our Chief Executive Officer, Mr. Sassower, also serves as our Chairman of the Board. Our board of directors believes that the interests of all of our stockholders have been well served through a leadership model with the same person holding the positions of Chief Executive Officer and Chairman of the Board. Our current Chief Executive Officer possesses an in-depth knowledge of us, our operations and the array of business challenges faced by us, all of which have been gained through years of experience in the industry. Our board of directors believes that these experiences and other insights put the Chief Executive Officer in the best position to provide broad leadership for our board of directors as it considers strategy and as it exercises its fiduciary responsibilities to our stockholders.

Our board of directors has not previously designated a lead independent director because it concluded that it was unnecessary in light of the independence of many members of our board of directors. As indicated above, all of our directors other than Mr. Sassower and Mr. Goren are independent, and all of our directors serving on our audit committee, our compensation committee and our corporate governance committee are independent. Each independent director may call meetings of the independent directors, and may request agenda topics to be added or dealt with in more detail at meetings of the full board of directors or an appropriate committee of our board of directors. Accordingly, the oversight of critical matters, such as the integrity of our financial statements, employee compensation, including compensation of the executive officers, the selection of directors and the evaluation of our board of directors and key committees is largely entrusted to independent directors.

Role of Our Board of Directors in Risk Oversight

Our entire board of directors and each of its standing committees are involved in overseeing risk associated with us and our business. Our board of directors monitors our governance by review with management and outside advisors, as considered necessary. Our board of directors has delegated certain risk management responsibilities to its committees. Our board of directors and the audit committee monitor our liquidity risk, regulatory risk, operational risk and enterprise risk by reviews with management and independent accountants and other advisors, as considered necessary. In its periodic meetings with the independent accountants, the audit committee discusses the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. Our board of directors and the corporate governance committee monitor our succession risk by regular review with management and consultation with outside advisors as considered necessary. As part of its responsibilities, the compensation committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us.

Because all of our directors other than Mr. Sassower and Mr. Goren are independent, and a significant number of our directors serving on the audit, compensation and corporate governance committees are independent, our board of directors believes that its independent directors have been actively involved in overseeing risk associated with us and our business. Our board of directors believes that its independent directors will continue to be actively involved in overseeing risk associated with us and our business.

Stockholder Communications

Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, Xplore Technologies Corp., Attn: Corporate Secretary, 14000 Summit Drive, Suite 900, Austin, Texas 78728.

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Compensation Program

The compensation of our executives other than our Chief Executive Officer is designed to attract, as needed, individuals with the skills necessary for us to achieve our objectives, retain individuals who perform at or above our expectations and reward individuals fairly over time. Our executives’ compensation has three primary components: base salary; an annual cash incentive bonus; and equity-based compensation. In addition, we provide our executives with benefits that are generally available to our other salaried employees. Our Chief Executive Officer does not receive direct compensation for his services as an executive officer.

As a small company, we recognize that while we must pay salaries that help us to attract and retain talented executives who will help us grow; we must do so within budgetary constraints. We reward outstanding performance with cash bonuses that in large part are based on financial measures, such as revenue and EBITDA targets, and the achievement of strategic goals and corporate milestones. In addition, we reward our executives with equity-based compensation, as we believe equity compensation provides an incentive to our executive officers to build value for us over the long-term and aligns the interests of our executive officers with those of our stockholders. Generally, we use stock options as our equity-based compensation because we believe that options generate value to the recipient only if the price of our common stock increases during the term of the option. Other than in the event of a change of control, the stock options granted to our executives generally vest solely based on the passage of time. We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints and also creating cash incentives that reward company-wide and individual performance and aligning the interests of our executive officers with those of our stockholders by providing our executive officers equity-based incentives to ensure motivation over the long-term.

The individual elements of our compensation program are as follows:

Base Compensation. It is our policy that the base salaries paid to our executive officers should reflect the individual responsibility and experience of the executive officer and the contribution that is expected from the executive officer. Base salaries are reviewed by the compensation committee on an annual basis to satisfy these criteria.

Cash Incentive Bonuses. Our executive officers are eligible for annual incentive bonuses if they meet key financial and operational objectives. The payment of cash incentive bonuses to executive officers is within the discretion of our compensation committee and is based on our compensation committee’s assessment of our performance and the performance of each executive officer, measured in large part against financial objectives, strategic goals and corporate milestones. These financial, strategic and corporate objectives include revenue and EBITDA targets, product development objectives and corporate milestones, such as the completion of financings. Our compensation committee may in its discretion award a cash incentive bonus to an executive officer for partial achievement of such executive officer’s objectives. The total amount of the cash incentive bonus available to an executive officer is either based upon a percentage of such executive officer’s base salary or a fixed dollar amount. Bonuses are reviewed by our compensation committee on an annual basis. Furthermore, in recognition of an executive officer’s exceptional performance our board of directors may award a performance bonus in excess of that executive officer’s maximum cash incentive bonus.

Each of our named executive officers (other than our Chief Executive Officer) participates in his own individual Management by Objectives plan, which we refer to as a MBO plan, as discussed in footnotes 4 and 5 in the summary compensation table for fiscal years 2014 and 2013 below. The MBO plan of our President and Chief Operating Officer is set forth in his employment agreement discussed below.

Equity-Based Compensation. We use stock options to reward long-term performance and to ensure that our executive officers have a continuing stake in our long-term success. Authority to make stock option grants to our executive officers rests with our board of directors. In determining the size of stock option grants, our board of directors considers our actual performance against our strategic plan, individual performance, the extent to which shares subject to previously granted options are vested and the recommendations of our Chief Executive Officer, other members of senior management and our compensation committee.

We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. We grant stock options at regularly scheduled meetings of our board of directors or at special meetings. All stock options granted have an exercise price equal to or greater than the closing price of our common stock on the date that the grant action occurs.

With respect to establishing compensation for our executive officers, we do not have any formal policies in determining how specific forms of compensation are structured or implemented to reflect the individual performances and/or individual contributions to the specific items of our performance. In addition, we have no policies regarding the adjustment or recovery of awards or payments if the relevant performance measures upon which such award or payment was based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

With respect to newly hired employees, our practice is typically to make stock grants at the first meeting of our board of directors following such employee’s hire date. We do not have any program, plan or practice to time stock options grants with the release of material information. We do not time, nor do we plan to time, the release of material information for the purposes of affecting the value of executive compensation.

Each of our directors received $10,000 in annual cash fees, paid quarterly in the amount of $2,500, for services rendered during the fiscal year ended March 31, 2014.

On June 12, 2012, our board of directors approved the payment of $150,000 in annual cash fees, paid monthly in the amount of $12,500, to SG Phoenix LLC, an entity controlled by Philip Sassower (our Chief Executive Officer) and Andrea Goren (a director), for services rendered. On February 6, 2013, our board of directors approved an increase in these fees from $150,000 to $200,000, effective February 1, 2013, for additional services to be rendered by SG Phoenix, and approved a one-time cash payment of $50,000 to SG Phoenix for past services rendered.

Employment Agreements

Mark Holleran

On June 30, 2006, we entered into an employment agreement with Mark Holleran, our President and Chief Operating Officer. The agreement was for a period of two years, and is automatically renewable for additional one year periods unless either party gives written notice that it or he does not want to extend the term, in which case the agreement terminates on June 30 of the next year. The agreement was automatically renewed in June 2014 for an additional year. In consideration for his services, during the term Mr. Holleran is entitled to receive a base salary of $250,000 per year, subject to any increase as may be approved by our board of directors. Mr. Holleran is also entitled to receive a performance bonus of up to 100% of his base salary based upon his achievement of objectives in the following categories: revenues, hiring new employees, product development, retention of staff, EBITDA performance and additional financing. In addition, we may award, in our sole discretion, Mr. Holleran additional performance bonuses in recognition of his performance.

Mr. Holleran is also eligible to participate in a transaction bonus plan in the event of the sale of our company during the term of Mr. Holleran’s employment agreement. The amount of the transaction bonus pool will be based upon the total consideration received by our stockholders from the sale of our company, less our transaction expenses, as described below. Mr. Holleran will be entitled to receive 50% of the total amount of the transaction bonus pool.

As part of the employment agreement, we agreed that if we terminate Mr. Holleran’s employment without cause during the term of his employment agreement, Mr. Holleran would receive his base salary for one year, commencing on the termination date, reduced by amount earned by Mr. Holleran from other employment during that period, plus an additional amount equal to the average of the performances bonuses paid to Mr. Holleran during the prior two calendar years. The employment agreement also contains customary non-compete, non-solicitation, non-disparagement and confidentiality provisions.

Severance and Change in Control Benefits

Mark Holleran, our President and Chief Operating Officer, has a provision in his employment agreement that gives him severance benefits described above if his employment is terminated without cause.

We have established a transaction bonus plan for our executive officers and other members of our senior management team upon the sale of our company, the terms of which were previously outlined in Mr. Holleran’s employment agreement, but are now incorporated within a formal written plan document adopted by our board of directors on August 6, 2013. The amount of the transaction bonus pool is based upon the total consideration received by our stockholders from the sale of our company, less our transaction expenses. Under the terms of his employment agreement, Mr. Holleran is entitled to receive 50% of the total amount of the transaction bonus pool if our company is sold during the term of his employment. In addition, we have agreed that, if our company is sold during the term of their employment, our Chief Financial Officer, Michael J. Rapisand, will receive 30% of the pool, our Vice President of Engineering, Bryan J. Bell, will receive 5% of the pool and the remaining 15% of the pool will be distributed among our senior management team as determined by our board of directors in consultation with Mr. Holleran.

We have chosen to provide these benefits to our executives because we believe we must remain competitive in the marketplace. These severance and acceleration provisions and estimates of these change of control and severance benefits are described in the section entitled “Estimated Payments and Benefits Upon Termination or Change in Control” below.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans. We do maintain a 401(k) plan for our employees, including our executive officers; however, we do not match contributions made by our employees, including contributions made by our executive officers.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. Our board of directors may elect to provide our executive officers and employees with non-qualified defined contribution or deferred compensation benefits if it determines that doing so is in our best interests.

Other Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees.

Impact of Regulatory Requirements

Deductibility of Executive Compensation. Our executive officers’ MBO plans, our Amended and Restated Share Option Plan, which we also refer to herein as our Amended Plan, and our transaction bonus plan do not currently provide compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Accordingly, compensation in excess of $1 million paid to a named executive officer during any one year that is attributable to one of those arrangements would not currently be deductible for U.S. federal income tax purposes. We may, in the future, reevaluate those plans and redesign them so that compensation attributable to one or both of those plans would qualify as “performance-based compensation” within the meaning of Section 162(m) and would be deductible for U.S. federal income tax consequences. Our 2009 Stock Incentive Plan, which we refer to as the 2009 Stock Plan, provides for stock options and other awards that qualify as “performance-based compensation,” as well as certain awards, such as restricted share awards, that do not so qualify.

Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of Accounting Standards Codification (“ASC”) 718.

Stock Ownership Requirements

We do not currently have any requirements or guidelines relating to the level of ownership of our common stock by our directors or executive officers.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors

THOMAS F. LEONARDIS, CHAIRMAN

KENT A. MISEMER

BRIAN USHER-JONES

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for our fiscal years ended March 31, 2014 and 2013 earned by or awarded to, as applicable, our principal executive officer, principal financial officer and our other most highly compensated executive officers as of March 31, 2014.  In this Annual Report on Form 10-K we refer to such officers as our “named executive officers.”

Name and Principal Position	Year	Salary US($)	Bonus US($)	Stock Awards US($)	Option Awards US($)(1)	Total US($)
Philip S. Sassower— Chief Executive Officer	2014 2013	10,000(2) 10,000(2)	100,000(3) —	— —	147,223 —	257,223 10,000

Mark Holleran— President and Chief Operating Officer	2014 2013	266,667 250,000	346,768(4) 287,438(4)	— —	339,164 —	952,599 537,438

Michael J. Rapisand— Chief Financial Officer and Corporate Secretary	2014 2013	200,000 180,000	120,000(5) 72,000(5)	— —	135,666 —	455,666 252,000

Bryan J. Bell— Vice President of Engineering	2014 2013	186,666 180,000	60,000(6) 40,000(6)	— —	111,440 —	358,106 220,000

(1)

Option award amounts included in this table reflect the compensation cost for the fiscal year ended, related to all options granted to the named executive officer, calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation model.

(2)

Mr. Sassower does not receive a salary in connection with his services as our Chief Executive Officer. Mr. Sassower also serves as the Chairman of our board of directors, and receives cash fees and option awards for his service on our board of directors. Mr. Sassower was paid $10,000 in cash fees for each of fiscal year 2014 and 2013 in connection with being a member of our board of directors.

(3)

A discretionary bonus of $100,000 was paid to SG Phoenix LLC for the fiscal year ended March 31, 2014 for services rendered by Mr. Sassower as our Chief Executive Officer in connection with achieving certain revenue, cash flow, profitability, and investor relation communication objectives.

(4)

Under the terms of Mr. Holleran’s employment agreement, he had the opportunity to earn a cash performance bonus of up to 100% of his base salary of $266,667 in fiscal year 2014 and $250,000 in fiscal year 2013 based on the achievement of various objectives. Mr. Holleran earned $286,667 and $150,000 of the performance bonus under his employment agreement in fiscal years 2014 and 2013, respectively, in connection with achieving certain revenue, cash flow, profitability, staffing, product development, financial controls and communication objectives in each year. In recognition of Mr. Holleran’s exceptional performance in fiscal 2014, our board of directors awarded him a bonus $70,000 in excess of his maximum cash incentive bonus for that year.  Mr. Holleran also earned bonuses of $60,101 and $137,438 in fiscal years 2014 and 2013, respectively, based on his efforts in managing our sales team.

(5)

Under the terms of Mr. Rapisand’s Management by Objective (MBO) bonus plan, in fiscal years 2014 and 2013, he had the opportunity to earn a cash bonus of up to 40% of his base salary ($80,000 in fiscal year 2014 and $72,000 in fiscal year 2013) based on his achievement of revenue, cash flow and profitability objectives.   Mr. Rapisand earned $120,000 and $72,000 of the performance bonus in fiscal years 2014 and 2013, respectively, as certain revenue, cash flow, profitability, financial controls and communication objectives were achieved in each year. In recognition of Mr. Rapisand’s exceptional performance in fiscal 2014, our board of directors awarded him a bonus $40,000 in excess of his maximum cash incentive bonus for that year.

(6)

Under the terms of Mr. Bell’s Management by Objective (MBO) bonus plan, in fiscal years 2014 and 2013, he had the opportunity to earn a cash bonus of up to $40,000 on his achievement of revenue, cash flow and profitability objectives.   Mr. Bell earned $60,000 and $40,000 of the performance bonus in fiscal years 2014 and 2013, respectively, as certain revenue, cash flow, profitability and product development objectives were achieved in each year. In recognition of Mr. Bell’s exceptional performance in fiscal 2014, our board of directors awarded him a bonus $20,000 in excess of his maximum cash incentive bonus for that year.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth the equity awards outstanding at March 31, 2014 for each of the named executive officers.

Name	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards Number of Securities Underlying Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Philip S. Sassower—	300	—		$40.00	04/29/2014
Chief Executive Officer	375	—		$60.00	06/09/2014
	375	—		$60.00	06/09/2014
	375	—		$44.00	03/31/2015
	3,250	—		$24.00	03/28/2016
	28,666	57,334	(1)	$5.00	12/30/2020

Mark Holleran—	32,500	—		$24.00	03/28/2016
President and Chief Operating Officer	93,333	186,667	(2)	$5.00	12/30/2020

Michael J. Rapisand—	12,500	—		$24.00	03/28/2016
Chief Financial Officer and Corporate Secretary	37,333	74,667	(3)	$5.00	12/30/2020

Bryan J. Bell—	10,000	—		$24.00	03/28/2016
Vice President of Engineering	30,667	61,333	(4)	$5.00	12/30/2020

(1)	28,667 options vest on October 31, 2014 and 28,667 options vest on October 31, 2015.

(2)	93,333 options vest on October 31, 2014 and 93,334 options vest on October 31, 2015.

(3)	37,333 options vest on October 31, 2014 and 37,334 options vest on October 31, 2015.

(4)	30,666 options vest on October 31, 2014 and 30,667 options vest on October 31, 2015.

Estimated Payments and Benefits Upon Termination or Change in Control

Holleran Employment Agreement

The following table describes the potential payments and benefits payable to Mr. Holleran, our President and Chief Operating Officer, upon termination of his employment by us without cause, as if his employment had terminated as of March 31, 2014, the last business day of our last fiscal year. If Mr. Holleran’s employment is terminated by us as a result of his death or disability or for cause or voluntary by Mr. Holleran, he is entitled to receive any earned or accrued, but unpaid, base compensation and bonus and all accrued but unused vacation days through the termination date.

Payments and Benefits	Termination by Company Without Cause(1)
Compensation:
Base salary(2)	$266,667	(4)
Performance bonus(3)	$317,103	(5)
Benefits and Perquisites:	$15,900	(6)

(1)

For purposes of Mr. Holleran’s employment agreement, “cause” includes, among other things, (i) his willful failure to perform his duties under his employment agreement, (ii) any intentional act of fraud, embezzlement or theft involving more than a nominal amount of our assets or property, (iii) any material damage to our assets, business or reputation resulting from his intentional or grossly negligent conduct, (iv) his intentional wrongful disclosure of material confidential information, (v) his intentional engagement in competitive activity which would constitute a breach of his employment agreement and/or his duty of loyalty, (vi) his intentional breach of any material employment policy, or (vii) his ineligibility for any reason to work lawfully in the United States for a period of four consecutive months.

(2)	Assumes that there is no earned but unpaid base salary at the time of termination.

(3)	Assumes that there is no earned but unpaid bonus at the time of termination.

(4)

If Mr. Holleran is terminated without cause, Mr. Holleran is entitled to receive his base salary in effect immediately prior to his termination of employment for a period of 12-months commencing on the termination date, subject to reduction by any amounts he earns during the 12-month period.

(5)

Under the terms of Mr. Holleran’s employment agreement, if Mr. Holleran is terminated without cause, he is entitled to receive as severance an amount equal to the average of his performance bonuses paid to him during the two calendar years preceding his termination.  Mr. Holleran received performance bonuses of $346,768 in fiscal 2014 and $287,438 in fiscal 2013.

(6)	Represents payments of $1,330 a month to pay the cost of Mr. Holleran’s continued participation in our group health plans under COBRA during the 12-month severance period.

Change in Control Benefits

Under the terms of our Amended Plan, upon a change in control transaction all outstanding options will immediately vest and become exercisable. A “change of control” means the occurrence of (i) a person, including the person’s affiliates and any other person acting jointly or in concert with that person, becoming the beneficial owner of, or exercising control over, more than 50.1% of the total voting power of our common stock; or (ii) our corporation consolidating with, or merging with or into, another person or selling, transferring, leasing or otherwise disposing of all or substantially all of our assets to any person, or any person consolidating with, or merging with or into, our corporation, in any such event pursuant to a transaction in which our outstanding shares of common stock are converted into or exchanged for cash, securities or other property, except for any such transaction in which the holders of our then outstanding common stock receive voting securities, or securities exchangeable at the option of the holder into voting securities, of the surviving person that constitute a majority of the voting securities of such person.

Under our 2009 Stock Incentive Plan, in the event of certain business combinations, including the sale or lease of all or substantially all of our assets, or a merger or consolidation involving us in which the beneficial owners of our capital stock prior to such business combination own 50% or less of the outstanding shares of the common stock of the surviving entity after the business combination or a similar transaction, each of which we refer to as a “corporate transaction,” and subject to any vesting acceleration provisions in an award agreement, outstanding awards will be treated in the manner provided in the agreement relating to the corporate transaction (including as the same may be amended). The corporate transaction agreement will not be required to treat all awards or individual types of awards similarly in the corporate transaction; provided, however, that the corporate transaction agreement will provide for one of the following with respect to all outstanding awards (as applicable):

•	the continuation of the outstanding award by us, if we are a surviving company;

•	the assumption of the outstanding award by the surviving company or its parent or subsidiary;

•	the substitution by the surviving company or its parent or subsidiary of its own award for the outstanding award;

•	full exercisability or vesting and accelerated expiration of the outstanding award, followed by the cancellation of such award;

•

the cancellation of an outstanding option or stock appreciation right and a payment to the optionee equal to the excess of (x) the fair market value of the shares subject to such option or stock appreciation right (whether or not such option or stock appreciation right is then exercisable or such shares are then vested) as of the closing date of such corporate transaction over (y) its aggregate exercise price; or

•

the cancellation of an outstanding restricted stock unit and a payment to the participant equal to the fair market value of the shares subject to such restricted stock unit (whether or not such restricted stock unit is then vested) as of the closing date of such corporate transaction.

The following table sets forth the potential payments to our named executive officers as if we had a change of control as of the March 31, 2014, the last business day of our 2014 fiscal year.

Name	Transaction Bonus Pool(1)		Market Value of Accelerated Options
Philip S. Sassower—Chief Executive Officer	—	(2)	—	(3)
Mark Holleran—President and Chief Operating Officer	$1,204,370	(4)	—	(3)
Michael J. Rapisand—Chief Financial Officer	$722,622	(5)	—	(3)
Bryan J. Bell—Vice President of Engineering	$120,437	(6)	—	(3)

(1)

Our named executive officers (except for our Chief Executive Officer) are eligible to participate in a transaction bonus pool designed to incent and reward our executives who are employed by us upon the sale of our business. Under the transaction bonus pool, an amount equal to 5% of the per share sales consideration up to $136 per share and 10% of the remaining per share consideration received through such a sale, in each case after deducting the transaction expenses, will be allocated to the transaction bonus pool. Our board of directors and senior management are currently in discussion relating to an amendment to the transaction bonus pool to adjust the amount of consideration that the participants are eligible to receive in connection with (i) the sale of all or substantially all of our outstanding equity securities to an unrelated third party or parties or (ii) the sale of all or substantially all of our assets, including assets of our subsidiaries, to an unrelated third party or parties (“Eligible Sale Transaction”). Pursuant to such discussions, the transaction bonus pool may be amended so that the transaction bonus pool would be equal to 5% of total net sales proceeds received by our stockholders in an Eligible Sales Transaction, plus an additional 5% of such proceeds in excess of $69 million (the “Hurdle Rate”), with such Hurdle Rate subject to increase on a dollar-for-dollar basis by the amount of gross proceeds received by us in connection with any future issuance of our equity securities, or securities convertible into our equity securities, in any financing transaction. Our board of directors has not taken formal action as of the date hereof with respect to such amendment. The participation the transaction bonus pool is currently allocated as follows: 50% of the pool to Mark Holleran, our President and Chief Operating Officer, 30% of the pool to Michael J. Rapisand, our Chief Financial Officer, 5% of the pool to Bryan J. Bell, our Vice President of Engineering and the balance to our remaining then current senior management team, as determined by our board of directors in consultation with Mr. Holleran.

(2)	Mr. Sassower is not eligible to participate in the transaction bonus pool.

(3)

Pursuant to the terms of our Amended Plan, certain outstanding options shall immediately vest upon the occurrence of a change of control transaction.  Assuming a market price of $6.35 per share, which represents the closing price of our common stock on March 31, 2014 as reported by the NASDAQ Capital Market, giving effect to our recent reverse stock split, the exercise price of all of the options held by such executive officer would be above the market price and thus the acceleration of the options would have no value.  Pursuant to our 2009 Stock Plan, our board of directors may determine, at the time of grant or thereafter, that the vesting of options granted under that plan may accelerate upon a change in control transaction.  Currently, no such options have such acceleration provisions, and we assume that our board of directors will not elect to accelerate the vesting of the options with exercise prices below $6.35 per share in the future.

(4)

Assumes a sale in which the holders of our common stock receive sales proceeds of $6.35 per share, which represented the closing price of our common stock on March 31, 2014 as reported by the NASDAQ Capital Market, giving effect to our recent reverse stock split, and transaction costs of 10% of the total proceeds, resulting in an aggregate transaction bonus pool of $2,408,741. Mr. Holleran would be entitled to receive 50% of the transaction bonus pool.

(5)

Assumes a sale in which the holders of our common stock receive sales proceeds of $6.35 per share, which represented the closing price of our common stock on March 31, 2014 as reported by the NASDAQ Capital Market, giving effect to our recent reverse stock split, and transaction costs of 10% of the total proceeds, resulting in an aggregate transaction bonus pool of $2,408,741.  Mr. Rapisand would be entitled to receive 30% of the transaction bonus pool.

(6)

Assumes a sale in which the holders of our common stock receive sales proceeds of $6.35 per share, which represented the closing price of our common stock on March 31, 2014 as reported by the NASDAQ Capital Market, giving effect to our recent reverse stock split, and transaction costs of 10% of the total proceeds, resulting in an aggregate transaction bonus pool of $2,408,741.  Mr. Bell would be entitled to receive 5% of the transaction bonus pool.

Director Compensation

In June 2006, our board of directors approved a director compensation plan pursuant to which we will pay each of our directors a fee to attend board meetings. In addition, from time to time, we grant options to purchase shares of our common stock to our directors. We also reimburse our directors for their out-of-pocket expenses incurred in connection with attending our board and board committee meetings. Compensation for our directors, including cash and equity compensation, is determined, and remains subject to adjustment, by our board of directors. On June 12, 2012, our board of directors approved the payment of $10,000 in cash fees, paid quarterly in the amount of $2,500, to each director for services rendered during the year ended March 31, 2014. On November 4, 2013, the Board of Directors approved the payment of an additional annual fee to each member of the Board of Director’s audit committee and compensation committee, in the amount of $4,000 for each committee on which such member serves, to be paid quarterly in the of $1,000, effective October 1, 2013.

Fiscal Year 2014 Director Compensation

The following table sets forth compensation information for our directors who are not a named executive officer for our fiscal year ended March 31, 2014.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(1)	Total ($)
Brian E. Usher-Jones	14,000	(2)	—	51,357	65,357
Andrea Goren	10,000		—	51,357	61,357
Thomas F. Leonardis	14,000	(2)	—	51,357	65,357
Kent Misemer	14,000	(2)	—	51,357	65,357
F. Ben Irwin	10,000		—	51,357	61,357

(1)   In fiscal year 2014, each of our directors was granted an option to purchase 30,000 shares of common stock with an exercise price of $5.00 per share. The options vest in three equal annual installments beginning on October 31, 2013, and have a term of seven and a half years from the grant date.

(2)   Mr. Jones, Mr. Leonardis and Mr. Misemer each received $4,000 in cash payments as compensation for their services on our audit and compensation committees.

2009 Stock Incentive Plan

On July 28, 2009, we adopted the 2009 Stock Plan. The 2009 Stock Plan provides for equity-based awards in the form of incentive stock options and non-statutory options, restricted shares, stock appreciation rights and restricted stock units. Awards are made to selected employees, directors and consultants to promote stock ownership among award recipients, to encourage their focus on strategic long-range corporate objectives, and to attract and retain exceptionally qualified personnel. Upon the original approval and adoption of the 2009 Stock Plan by our stockholders, up to 62,750 shares of our common stock were issuable under the 2009 Stock Plan. On December 16, 2010, our stockholders approved an increase in the number of shares of our common stock available for issuance under the 2009 Stock Plan from 62,750 to 187,500. On September 24, 2013, our stockholders approved amendments to the 2009 Stock Plan to increase the maximum number of shares of our common stock issuable under the plan from 187,500 to 1,687,500 and to increase the number of shares of our common stock relating to awards under that plan that any single participant may receive in any calendar year from 20,000 to 500,000. Generally, the vesting of options and the retention of restricted shares granted under the 2009 Stock Plan are conditioned on a period or successive periods of continuous service of the award recipient. Expired options that remain unexercised and shares forfeited to or repurchased by us will become available for future grant under the 2009 Stock Plan.

As of March 31, 2014, the maximum aggregate number of shares of common stock reserved for issuance upon the exercise of all options granted under the Amended Plan and the 2009 Stock Plan may not exceed an aggregate of 1,689,759 shares. This amount consists of 1,687,500 shares under the 2009 Stock Plan and 2,259 shares under the Amended Plan, the number of shares issuable under remaining outstanding options under the Amended Plan on that date. The options granted under the plans, except as described below, generally vest over a three-year period in equal annual installments and expire five years after the issuance date.

In June 2013, our board of directors approved a grant of options to purchase a total of 797,000 shares of our common stock to the members of our board of directors and certain officers, with an exercise price of $5.00. The options vest in three equal annual installments beginning on October 31, 2013 and have a term of seven and a half years from the grant date. In addition, our board of directors also approved grants of options to purchase a total of 275,000 shares of our common stock to certain non-officer employees, with an exercise price of $3.44. Those options vest in three equal annual installments, beginning on the first anniversary of the date of grant, and have a term of five years from the date of grant.

In November 2013, our board of directors approved a grant of options to purchase a total of 185,000 shares of our common stock to three new employees, of which options to purchase 175,000 shares were granted to two of our new officers, with an exercise price of $4.66. The options vest in three equal annual installments, beginning on the first anniversary of the date of grant, and have a term of five years from the date of the grant.

In February 2014, our board of directors approved a grant of options to purchase a total of 20,000 shares of our common stock to two new employees, with an exercise price of $5.99. The options vest in three equal annual installments, beginning on the first anniversary of the date of grant, and have a term of five years from the date of the grant.

In March 2014, our board of directors approved a grant of options to purchase a total of 100,000 shares of our common stock to a new employee and officer, with an exercise price of $6.23. The options vest in three equal annual installments, beginning on the first anniversary of the date of grant, and have a term of five years from the date of the grant.

As of March 31, 2014, options to purchase 1,364,303 shares of our common stock had been awarded and were outstanding pursuant to grants under the 2009 Stock Plan.

Amended Plan

We also maintain our Amended Plan, the purpose of which was to attract, retain and motivate eligible persons whose contributions are important to our success and to advance our interests by providing such persons with the opportunity, through stock options, to acquire a proprietary interest in our company. The Amended Plan was superseded by the 2009 Stock Plan, but will continue in place until the expiration of all outstanding options issued under the Amended Plan.

Pursuant to the Amended Plan, our board of directors was authorized, from time to time in its discretion, to issue to our directors, officers, employees and consultants options to acquire our common stock at such prices as might be fixed by our board of directors at that time; provided, however, that the option exercise price was in no circumstances be lower than the market price of our common stock at the date the option was granted. Options granted under the Amended Plan are generally non-assignable, are exercisable for a term not exceeding ten years and generally vest over a three year period in three annual installments, as determined by our board of directors.

Subject to certain specific listed exceptions and to any express resolution passed by our board of directors with respect to an option granted under the Amended Plan, an option and all rights to purchase common stock shall expire and terminate immediately upon the person who holds such option ceasing to serve as our director, officer, employee or consultant.

In July 2009, our board of directors adopted the 2009 Stock Plan. Accordingly, no additional options will be issued under the Amended Plan. The number of shares issuable under the Amended Plan is limited to 40,754 shares, which represents the total number of shares covered by options outstanding on the date the 2009 Stock Plan was adopted. As of the March 31, 2014, 2,259 shares were covered by options outstanding under the Amended Plan.

Employee Stock Purchase Plan

On November 5, 2008, we adopted the 2009 Employee Stock Purchase Plan, which we refer to as the ESPP.  The ESPP establishes a series of offering periods during which most of our employees have an opportunity to purchase our common stock through payroll deductions.  To be eligible, an employee must have completed one year of employment and regularly work over 20 hours per week and over 5 months per year.  Prior to each offering period, a participant elects to have between 1% and 20% of his or her base compensation set aside for the purchase of the shares upon purchase dates, which occur at the end of each calendar quarter.  The purchase price is 95% of the fair market value per share of our common stock on the start date of the offering period.

The offering period for our fiscal year 2014 began on April 1, 2013 and terminated on March 31, 2014, and had a purchase price of $3.686 per share.

Upon the adoption of the ESPP, up to 12,500 shares were reserved for purchase under the ESPP.  On September 24, 2013, our stockholders approved an increase in the number of shares of our common stock available for issuance under the ESPP from 12,500 to 32,500. As of the Record Date, 2,837 shares of our common stock had been purchased under the ESPP.  The ESPP may have additional offering periods until the shares reserved for the ESPP have been exhausted or the ESPP is terminated.  It is intended that shares purchased under the ESPP qualify for special tax treatment under Section 423 of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

The compensation committee currently consists of Thomas F. Leonardis, Kent A. Misemer and Brian Usher-Jones. Mr. Usher-Jones served as our Interim Chief Financial Officer from August 1996 to November 1997 and from August 2001 to December 2001.

For additional information, see Transactions with Related Persons below.

TRANSACTIONS WITH RELATED PERSONS

During the fiscal year ended March 31, 2014, we purchased approximately $76,000 in components for our tablet PCs from Ember Industries, Inc., a contract manufacturer. Thomas F. Leonardis, a member of our board of directors, is the Chairman and Chief Executive Officer of Ember Industries. We purchased the components from Ember Industries pursuant to standard purchase orders at Ember Industries’ standard prices. The disinterested members of our board of directors reviewed, approved and ratified our purchase of component parts from Ember Industries on the described terms.

On June 12, 2012, our board of directors approved the payment of $150,000 in annual cash fees, paid monthly in the amount of $12,500, to SG Phoenix LLC, an entity controlled by Philip Sassower (our Chief Executive Officer) and Andrea Goren (a director), for services rendered. On February 6, 2013, our board of directors approved an increase in these fees from $150,000 to $200,000, effective February 1, 2013, for additional services to be rendered by SG Phoenix, and approved a one-time cash payment of $50,000 to SG Phoenix for past services rendered. Our board of directors also approved a discretionary bonus payment of $100,000 to SG Phoenix for the fiscal year ended March 31, 2014 for services rendered by Philip S. Sassower as our Chief Executive Officer.

Review, Approval or Ratification of Transactions with Related Persons

Our audit committee reviews and reports to our board of directors on any related party transaction. From time to time, the independent members of our board of directors form an ad hoc committee to consider transactions and agreements in which a director or executive officer of ours has a material interest. In considering related party transactions, the members of our audit committee are guided by their fiduciary duties to our stockholders. Our audit committee does not have any written or oral policies or procedures regarding the review, approval and ratification of transactions with related parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of the Record Date by (i) each person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our “named executive officers,” and (iv) our directors and executive officers as a group.

	Common Stock
	Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares(2)		Percentage of Class(3)
Philip S. Sassower	1,686,995	(4)	19.7%
Mark Holleran	233,883	(5)	2.7%
Michael J. Rapisand	112,016	(6)	1.3%
Bryan J. Bell	77,462	(7)	*
Brian E. Usher-Jones	43,488	(8)	*
Andrea Goren	1,251,598	(9)	14.7%
Thomas F. Leonardis	26,260	(10)	*
Kent Misemer	51,862	(11)	*
F. Ben Irwin	25,259	(12)	*
Phoenix Venture Fund LLC	1,181,071	(13)	13.9%
110 East 59th Street
New York, NY 10022
Alex and James Goren	560,443	(14)	6.6%
1211 Avenue of the Americas, Suite 3300
New York, NY 10036
All directors and executive officers as a group (12 persons)	2,358,944	(15)	25.9%

*	Represents less than 1% of class or combined classes.

(1)

Except as otherwise indicated above, the address of each stockholder identified is c/o Xplore Technologies Corp., 14000 Summit Drive, Suite 900, Austin, Texas 78728. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.

(2)

Shares issuable pursuant to options and warrants that are exercisable, or convertible securities that are convertible, within 60 days of January 12, 2015 are deemed outstanding for the purposes of computing the percentage of shares owned by the beneficial owner, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.

(3)	Based upon 8,479,254 shares of our common stock outstanding as of the January 12, 2015.

(4)

Includes 60,959 shares of common stock that Mr. Sassower has the right to acquire upon exercise of outstanding options within 60 days of January 12, 2015, 357,970 shares of common stock owned of record, 17,651 shares of common stock owned of record by Susan Sassower, who is the wife of Mr. Sassower, 24,524 owned of record by SG Phoenix LLC, an entity in which Mr. Sassower and Mr. Goren share voting and dispositive power, and 3,750 shares of common stock that SG Phoenix LLC has the right to acquire upon exercise of outstanding warrants within 60 days of January 12, 2015. Also includes 1,181,071 shares of common stock beneficially owned by Phoenix, for which Mr. Sassower and Mr. Goren are the co-managers of the managing member. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix, except to the extent of his pecuniary interest, if any, in such shares. Also includes 41,070 shares of common stock owned of record by two trusts for the benefit of Susan Sassower (the Susan Sassower Trusts”). Mr. Sassower is the sole trustee of the Susan Sassower Trusts. Mr. Sassower disclaims any beneficial ownership of the securities owned by the Susan Sassower Trusts except to the extent of his pecuniary interest, if any, in such securities.

(5)	Includes 219,166 shares of common stock that Mr. Holleran has the right to acquire upon exercise of outstanding options within 60 days of January 12, 2015.

(6)	Includes 87,166 shares of common stock that Mr. Rapisand has the right to acquire upon exercise of outstanding options within 60 days of January 12, 2015.

(7)	Includes 71,333 shares of common stock that Mr. Bell has the right to acquire upon exercise of outstanding options within 60 days of January 12, 2015.

(8)	Includes 23,626 shares of common stock that Mr. Usher-Jones has the right to acquire upon exercise of outstanding options within 60 days of January 12, 2015.

(9)

Includes 17,303 shares of common stock owned of record by Andax, LLC, for which Mr. Goren is the manager, 23,626 shares of common stock that Mr. Goren has the right to acquire upon exercise of outstanding options within 60 days of January 12, 2015, 24,524 shares of common stock owned of record by SG Phoenix LLC, an entity in which Mr. Sassower and Mr. Goren share voting and dispositive power, and 3,750 shares of common stock that SG Phoenix LLC has the right to acquire upon exercise of outstanding warrants within 60 days of January 12, 2015. Also includes 1,181,071 shares of common stock beneficially owned by Phoenix, for which Mr. Sassower and Mr. Goren are the co-managers of the managing member. Mr. Goren disclaims any beneficial ownership of the shares held by Phoenix, except to the extent of his pecuniary interest, if any, in such shares.

(10)	Includes 23,626 shares of common stock that Mr. Leonardis has the right to acquire upon exercise of outstanding options within 60 days of January 12, 2015.

(11)

Includes 29,959 shares of common stock owned of record by The Kent A. Misemer Revocable Trust (12/24/92), for which Mr. Misemer is a trustee and 21,250 shares of common stock the Mr. Misemer has the right to acquire upon exercise of outstanding options with 60 day of January 12, 2015.

(12)	Includes 23,626 shares of common stock that Mr. Irwin has the right to acquire upon exercise of outstanding options within 60 days of January 12, 2015.

(13)

Voting and dispositive power over these shares is held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix, except to the extent of their respective pecuniary interest, if any, in such shares.

(14)

Includes 514,323 shares of common stock owned of record and 46,120 shares of common stock owned of record by Goren Brothers LP. Voting and dispositive power over these shares is held equally by Alex Goren and James Goren.

(15)

Includes 612,711 shares of common stock our directors and executive officers have the right to acquire upon exercise of outstanding options within 60 days of January 12, 2015, 3,750 shares of common stock our directors and executive officers have the right to acquire upon exercise of outstanding warrants within 60 days of January 12, 2015. Also includes 1,181,071 shares of common stock beneficially owned by Phoenix, in which Mr. Sassower and Mr. Goren are the co-managers of the managing member. Mr. Sassower and Mr. Goren each disclaim any beneficial ownership of the shares held by Phoenix, except to the extent of their respective pecuniary interest, if any, in such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and other equity securities with the SEC on a timely basis. Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, we believe all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed on a timely basis all such required reports during and with respect to our 2014 fiscal year.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Stockholder proposals, including director nominations, must comply with our By-laws, under which such proposals must be delivered to our Corporate Secretary at our principal executive offices no earlier than 75 days and no later than 45 days prior to the anniversary of the date our proxy materials are released to stockholders for the Annual Meeting to be considered timely, provided, however, in the event that the date of the 2015 annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to the date of the 2015 annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us.

ANNUAL REPORT; INCORPORATION BY REFERENCE

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, containing audited financial statements for the years ended March 31, 2014 and 2013, is being made available to our stockholders with this proxy statement. We may mail or email a copy of our Annual Report on Form 10-K to stockholders for the fiscal year ended March 31, 2014 concurrently with this proxy statement to stockholders requesting that we mail or email copies of such documents.  In accordance with the rules adopted by the SEC, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice of Internet Availability.  The Notice of Internet Availability provides instructions either for accessing this proxy statement and the Annual Report on Form 10-K at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of such materials by mail or electronically by mail. Upon written request, we will send to stockholders of record, without charge, additional copies of our Annual Report on Form 10-K (without exhibits) and additional copies of this proxy statement, each of which we have filed with the SEC. In addition, upon written request and payment of a fee equal to our reasonable expenses, we will send to stockholders of record, copies of any exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC. All written requests should be directed to our Corporate Secretary at our address set forth in the Notice of Internet Availability. We incorporate by reference into this proxy statement Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Item 8 (Financial Statements) of our Annual Report on Form 10-K.

FORWARD-LOOKING STATEMENTS

From time to time, we may provide information, whether orally or in writing, including certain statements in this proxy statement, which are deemed to be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, or the “Litigation Reform Act”. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “believe,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended or using other similar expressions. We do not intend to update these forward-looking statements, except as required by law.

In accordance with the provisions of the Litigation Reform Act, we are making you aware that such forward-looking statements, because they relate to future events and are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this proxy statement and other public statements we make. Such factors are discussed in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where our reports, proxy and information statements and other information regarding our Company may be obtained free of charge.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,

Michael J. Rapisand
Corporate Secretary and Chief Financial Officer

Austin, Texas

January 30, 2015

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

THEREFORE, STOCKHOLDERS ARE URGED TO SUBMIT YOUR PROXY BY INTERNET, BY TELEPHONE OR BY MAIL AS SOON AS POSSIBLE.

PLEASE VOTE—YOUR VOTE IS IMPORTANT.

XPLORE TECHNOLOGIES

XPLORE TECHNOLOGIES CORP.
14000 SUMMIT DRIVE
SUITE 900
AUSTIN, TX 78728 USA

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Philip S. Sassower 02 Andrea Goren 03 F. Ben Irwin 04 Thomas F. Leonardis 05 Kent A. Misemer
06 Brian E. Usher-Jones

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000224268_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

The undersigned holder of shares of common stock of Xplore Technologies Corp. (the "Company") hereby appoints each of Mark Holleran, President and Chief Operating Officer of the Company, and Michael J. Rapisand, Chief Financial Officer and Corporate Secretary of the Company, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all the Shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at the Company's executive offices, 14000 Summit Drive, Suite 900, Austin, Texas 78728, on March 12, 2015, at 9:00 a.m., local time, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

0000224268_2 R1.0.0.51160

Continued and to be signed on reverse side